SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report: November 4, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




                   Delaware                          52-1555759
             (State of Incorporation)              (I.R.S. Employer
                                                   Identification No.)



                35 West Watkins Mill Road, Gaithersburg, MD 20878
                (Address of principal executive office (Zip Code)


Registrant's telephone number, including area code (301) 417-0770


No Exhibits are being filed with this report


CytoGam, RespiGam and Synagis are registered trademarks of the Company.

MEDIMMUNE, INC.
Current Report on Form 8-K

ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated November 4, 1999:

FOR IMMEDIATE RELEASE



          SAFETY AND EFFICACY OF SYNAGIS (palivizumab) REAFFIRMED AFTER
                 FIRST SEASON'S USE; MEDIMMUNE PRESENTS DATA AT
             SECOND WORLD CONGRESS OF PEDIATRIC INFECTIOUS DISEASES

Data Presented
o    Efficacy and Safety Data from First Season of Use in United States
o    Results of an Expanded Access Study in 15 Countries

Gaithersburg, MD, November 4, 1999 - MedImmune, Inc. (Nasdaq: MEDI) announced that additional safety and efficacy data on the use of Synagis (palivizumab) for the prevention of serious respiratory syncytial virus (RSV) disease in pediatric patients at high risk for RSV disease was presented at the Second World Congress of Pediatric Infectious Diseases in Manila, November 2-6, 1999 (see full prescribing information at www.medimmune.com/medimmune/products/synagispi.htm). Data presented included the clinical outcomes of patients receiving Synagis during the 1998/1999 RSV season, the drug's first season of general use in the United States. Also presented were data from an Expanded Access Study in 15 countries where Synagis was not yet available during the 1998/1999 season. All data presented at the World Congress affirm the results observed in MedImmune's pivotal Phase 3 trial (Impact-RSV), which demonstrated that Synagis is safe and effective in reducing RSV hospitalizations in all defined population subgroups.

"We are obviously pleased with the results of these studies," commented Franklin
H. Top, Jr., M.D., MedImmune's executive vice president and medical director, "since they indicate that Synagis is effective in actual clinical practice, just as it was efficacious in clinical trials. Also, safety data from our compliance program confirm in much larger numbers of children the excellent safety profile seen in clinical trials. Both pediatricians and parents of children at risk of RSV disease can have increased confidence of the safety and effectiveness of Synagis as we enter its second season of clinical use."


First Year Experience  with Synagis in the United States
---------------------------------------------------------
The abstract entitled "First Year Experience Using Synagis Palivizumab Humanized Monoclonal Antibody for Protection From RSV Lower Respiratory Tract Infection," Alan Cohen, M.D., et al., and the Synagis Outcomes Survey Group, reports on two surveys performed to evaluate the clinical effectiveness of Synagis during the 1998/1999 RSV season. The first survey involved a thorough chart review of 1,839 patients from nine U.S. sites, representing all patients given Synagis at each site. All evaluated patients were <=35 weeks gestational age and received at least one dose of Synagis between September 1998 and May 1999. The data showed that the RSV hospitalization rate in all patients receiving Synagis was 2.3 percent. This compares favorably to RSV hospitalization rates of 4.8 percent and
10.6 percent for patients receiving Synagis and those receiving placebo, respectively, in the IMpact-RSV trial. Only 0.5 percent of the patients receiving Synagis spent any time in intensive care due to RSV disease.

The second set of data surveyed came from safety reports in MedImmune's compliance program called the REACH Program (Registered) (RSV Education and Compliance Helpline), which included 7,013 patients who received Synagis during the 1998-1999 RSV season and whose parents were contacted on a regular basis to monitor compliance with their physician's prescribing orders. Adverse events reported in these children were similar to those identified in both the treatment and placebo groups of the Impact-RSV trials. Only 1.5 percent of the children enrolled in the REACH Program were reported to have been hospitalized due to RSV infection.

Expanded Access Study in 1998/1999 in the Northern Hemisphere
-------------------------------------------------------------
The abstract entitled "Palivizumab (Synagis)-Expanded Access Study in 1998-99 Northern Hemisphere," Barbara J. Law, M.D., et al., provides data from a Phase 4 study initiated during the 1998/1999 RSV season to collect additional safety data in 15 countries where Synagis was not yet readily available. A total of 565 children were enrolled at 77 centers in this single-arm, open-labeled study. Forty-one patients were hospitalized with respiratory illness during the study: seven were RSV-positive, 20 were RSV-negative, and 14 were not tested for RSV. If the 14 patients not tested for RSV were assumed to all be RSV positive, the maximum RSV hospitalization rate would be 3.7 percent in this study, while the actual confirmed RSV hospitalization rate was 1.2 percent. These results again compare favorably to the 4.8 percent RSV hospitalization rate for patients treated with Synagis in MedImmune's pivotal clinical trial.

The Expanded Access Study broadens the geographical region in which Synagis has been evaluated. Twenty-five countries have approved Synagis for use in preventing RSV infection in high-risk children. Applications for approval have been submitted in 19 additional countries.

Synagis is a humanized monoclonal antibody used in the prevention of serious lower respiratory tract disease caused by RSV in pediatric patients at high risk of RSV disease, the most common cause of pneumonia and bronchiolitis in infants and children. Synagis is the first monoclonal antibody to be licensed for any infectious disease. It is administered by intramuscular injection once per month during anticipated periods of RSV prevalence, which typically runs from October through April in the United States, where there are over 300,000 infants at risk of contracting the disease. In the United States, MedImmune co-promotes the product with the Ross Products Division of Abbott Laboratories (NYSE:ABT). Outside the U.S., Abbott International owns an exclusive license to market the product.

MedImmune, Inc. is a biotechnology company located in Gaithersburg, Maryland focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. The company currently markets three products and has five product candidates in clinical trials. This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that RSV disease occurs primarily during the winter months; the company believes its operating results will continue to reflect that seasonality for the foreseeable future.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         MEDIMMUNE, INC.
                         ----------------
                         (Registrant)



November 8, 1999        ________________________________
                        David M. Mott, Vice Chairman and
                        Chief Financial Officer